Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Executive Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY APPOINTS J. DANIEL PLANTS

TO BOARD OF DIRECTORS

Philadelphia, PA, November 26, 2014 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced that J. Daniel Plants, Managing Partner of Voce Capital Management LLC (“Voce Capital”), has been appointed to the Company’s Board of Directors.

Anthony M. Romano, Chief Executive Officer of Destination Maternity, commented, “We are pleased to have Dan Plants join our Board, and we look forward to the positive contributions he will make to our Company.”

J. Daniel Plants, Voce Capital’s Managing Partner, stated, “As a long-term investor in Destination Maternity, we look forward to bringing additional shareholder perspective to the Board and continuing to work constructively with the Company to help enhance its value.”

The Company and Voce Capital have entered into an agreement in connection with today’s announcement. Under the agreement, Voce Capital has agreed, among other things, to vote all of its shares in favor of each of the Board’s nominees at the Company’s 2015 Annual Meeting of Stockholders. In addition, Voce Capital has agreed to certain other customary standstill provisions. The complete agreement between Destination Maternity and Voce Capital will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission in the ordinary course.

ABOUT DESTINATION MATERNITY

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of September 30, 2014, Destination Maternity operates 1,894 retail locations, including 568 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,326 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of September 30, 2014, Destination Maternity has 78 international franchised locations, including 19 Destination Maternity branded stores and 59 shop-in-shop locations. Destination Maternity expects its first franchised locations in Israel to open in Spring 2015, pursuant to its franchise agreement with H&O Fashion Ltd., one of Israel’s largest and dominant fashion-retail chains.

ABOUT VOCE CAPITAL MANAGEMENT

Voce Capital Management is a governance-focused, value-driven investor. It is an employee-owned investment manager and the advisor to Voce Catalyst Partners LP, a private investment partnership. Voce Capital is headquartered in San Francisco, California.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, adverse effects on the market price of our common stock and on our operating results because of a failure to complete any proposed acquisition, failure to realize any benefits of any proposed acquisition, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.